Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-136985) pertaining to the FBL Financial Group, Inc. 2006 Class A Common Stock Compensation Plan,
(2) Registration Statement (Form S-8 No. 333-108161) pertaining to the Amended and Restated FBL Financial Group, Inc. 1996 Class A Common Stock Compensation Plan,
(3) Registration Statement (Form S-8 No. 333-108151and No. 333-159430) pertaining to the Farm Bureau 401(k) Savings Plan,
(4) Registration Statement (Form S-8 No. 333-108152 and No. 333-159431) pertaining to the FBL Financial Group, Inc. Director Compensation Plan,
(5) Registration Statement (Form S-3 No. 333-159429) pertaining to the Share Direct and Direct Equity (Waiver) Stock Purchase Plan,
(6) Registration Statement (Form S-8 No. 333-125227) pertaining to the Executive Deferred Salary Bonus Compensation Plan,
(7) Registration Statement (Form S-4 No. 333-141949) pertaining to the 5.875% Senior Note Exchange Offer,
(8) Registration Statement (Form S-4 No. 333-115197) pertaining to the 5.85% Senior Note Exchange Offer, and
(9) Registration Statement (Form S-3, No. 333-161588) pertaining to shelf registration;

of our reports dated February 18, 2010, with respect to the consolidated financial statements and schedules of FBL Financial Group, Inc. and the effectiveness of internal control over financial reporting of FBL Financial Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Ernst & Young LLP

Des Moines, Iowa
February 18, 2010